UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 10, 2026
Group 1 Automotive, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-13461	76-0506313
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
730 Town and Country Blvd, Suite 500
Houston, Texas 77024
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code (713) 647-5700
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	GPI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 10, 2026, the Board of Directors (the “Board”) of Group 1 Automotive, Inc. (the “Company”), upon the recommendation of the Company’s President and Chief Executive Officer, appointed Peter C. DeLongchamps, currently the Company’s Senior Vice President, Manufacturer Relations, Financial Services and Corporate Development, as President – U.S. Operations of the Company, effective November 10, 2026. In this role, Mr. DeLongchamps will report to the President and Chief Executive Officer and will have general supervision and control of the Company’s United States dealership operations.
Mr. DeLongchamps, age 65, has served as the Company’s Senior Vice President, Manufacturer Relations, Financial Services and Corporate Development since February 2026. He previously served as the Company’s Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs from December 2017 through January 2026; Vice President, Manufacturer Relations, Financial Services and Public Affairs from January 2012 through December 2017; Vice President, Manufacturer Relations and Public Affairs from January 2006 through December 2011; and Vice President, Manufacturer Relations from July 2004 through December 2005. Immediately prior to joining the Company in 2004, he was President of Advantage BMW, a Houston-based automotive retailer. Mr. DeLongchamps began his automotive retailing career in 1980, having served as District Manager for General Motors Corporation and Regional Operations Manager for BMW of North America, as well as in various other management positions in the automotive industry.
In connection with his promotion, Mr. DeLongchamps’ annual base salary will be increased to $750,000 and his target annual incentive opportunity will be 90% of base salary.
There are no arrangements or understandings between Mr. DeLongchamps and any other person pursuant to which he was appointed as an officer. There are no family relationships between Mr. DeLongchamps and any director or executive officer of the Company, and Mr. DeLongchamps has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 10, 2026, the Board adopted the Seventh Amended and Restated Bylaws of the Company (the “Amended Bylaws”), effective immediately. Among other things, the Amended Bylaws:
• provide that stockholders may request a special meeting only if they hold “Net Long Beneficial Ownership” of at least 25% of the outstanding common stock through the meeting date, excluding borrowed shares and including loaned shares recallable on five business days’ notice or less;
• revise the advance notice provisions to define “acting in concert” (with customary exclusions), limit the persons acting in concert treated as “Proposing Persons” to those known after reasonable inquiry, and require disclosure of agreements, arrangements and understandings relating to director nominations or the voting or holding of Company securities, rather than a summary of discussions with other stockholders;
• provide that whether a director election is contested will be determined as of the tenth day before the Company first mails its notice of meeting, and require the Board to act on a tendered director resignation within 90 days after certification of the election results; and
• make certain other procedural, technical, conforming and clarifying changes.
The foregoing description of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws, which are attached as Exhibit 3.1 hereto and incorporated herein by reference.
Item 8.01    Other Events.
On November 10, 2026, the Company announced that its Board declared a quarterly cash dividend of $0.55 per share of the Company’s common stock, payable on December 15, 2026 to stockholders of record as of the close of business on December 1, 2026.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Seventh Amended and Restated Bylaws of Group 1 Automotive, Inc., effective November 10, 2026.
99.1	Press release of Group 1 Automotive, Inc., dated as of November 10, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Group 1 Automotive, Inc.

Date:	November 10, 2026	By:	/s/ Gillian A. Hobson
Name: Gillian A. Hobson
Title: Senior Vice President